EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in each Registration Statement (Form S-8 Registration Nos. 333-39198 and 333-39200) pertaining to the Insmed Incorporated Employee Stock Purchase Plan and the Insmed Incorporated Stock Incentive Plan, respectively, of our report dated January 22, 2004, with respect to the consolidated financial statements of Insmed Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

McLean, Virginia

March 12, 2004